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                                                                   EXHIBIT 10.38


                                FIRST AMENDMENT
                                      TO
                           CASH MANAGEMENT AGREEMENT

This is the First Amendment ("First Amendment"), dated as of March 20, 1998, to the Cash Management Agreement ("Agreement") dated as of July 23, 1996 between CALCOMP TECHNOLOGY INC., a Delaware corporation ("CalComp Technology") and LOCKHEED MARTIN CORPORATION, a Maryland corporation ("Lockheed Martin").

WHEREAS, the parties have agreed to extend the termination date of the Agreement to coincide with the Termination Date of the Amended and Restated Credit Agreement dated as of December 20, 1996 among CalComp Technology, CalComp, Inc., and Lockheed Martin, as amended (the "Revolving Credit Agreement");

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CalComp Technology and Lockheed Martin hereby agree as follows:

1. Section 4(a) of the Agreement is hereby amended by adding at the beginning of the second sentence thereof the clause "Subject to the provisions of
    Section 5(c) hereof,"

2.  Section 5(c) of the Agreement is hereby amended to read as follows:

        "The maximum principal amount of Advances to be made by Lockheed Martin hereunder shall be $12,000,000 outstanding at any time, provided,
                                                                --------
        however, if on any date on or prior to April 3, 1998 the net cash
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        balance in the Concentration Account equals or exceeds $10,000,000, then the net cash balance shall, notwithstanding Section 4(a) of the Agreement, first be applied to reduce the Advances to $2,000,000. After April 3, 1998 or earlier application of the net cash balance as described in the preceding sentence, the maximum principal amount of Advances to be made by Lockheed Martin hereunder shall be $2,000,000 outstanding at any time."

3. Section 12 of the Agreement is hereby amended by substituting the phrase "January 31, 1999" for the phrase "June 1, 1998".

4. To the extent additional indebtedness of CalComp is created by or pursuant to this First Amendment, Lockheed Martin hereby waives compliance with
    Section 6.8 of the Revolving Credit Agreement.

5. This First Amendment shall be governed by and construed in accordance with the laws of the jurisdiction which govern the agreement and its construction.

6. This First Amendment may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


LOCKHEED MARTIN CORPORATION                     CALCOMP TECHNOLOGY, INC.


By:  /s/ W. E. Skowronski                       By:  /s/ John J. Millerick
   ------------------------------                  ----------------------------
   W. E. Skowronski                                John J. Millerick
   Vice President and Treasurer                    Sr. Vice President and Chief
                                                    Financial Officer